Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) is entered into effective November 15, 2016 , by and between Chiasma (Israel) Ltd., registration number 513104026, a company incorporated in the State of Israel, and Roni Mamluk (“Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated December 16, 2014 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	The third sentence of Section 6.2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Executive’s Bonus target shall be not less than 40% of Executive’s Salary for 12 months (the “Target Bonus”).”

2.	Section 9.2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“If Executive resigns without Good Reason on or before December 15, 2016, then, subject to Executive signing a general release of known and unknown claims against the Company and its affiliates, in substantially the form attached hereto as Appendix B (the “Release”), within fifteen (15) days following the date of such resignation and Executive’s continued compliance with her undertakings and obligations under Sections 10 – 12 of this Agreement, (y) all of the stock options held by Executive as of her date of termination will become fully vested and exercisable as of such date and (z) within thirty (30) days following her date of termination, the Company shall pay Executive (i) a lump-sum amount equal to twelve (12) months of her Salary in effect on the date of termination, (ii) a lump sum amount equal to the Prior Year Bonus and (iii) any Statutory Severance Amount.”

3.	The Company’s notice address in Section 11.3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“If to the Company:

Chiasma (Israel) Ltd.

c/o Chiasma, Inc.

275 Wyman St., Suite 250

Waltham, MA 02451

USA

Attention: Chief Executive Officer

with a copy to:

Goodwin Procter LLP

10 Northern Avenue

Boston, MA 02110

USA

Attention: Michael H. Bison”

4.	Except as so amended, the Employment Agreement is in all other respects hereby confirmed and defined terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

5.	This Amendment may be signed and delivered in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document. The execution and delivery of this Amendment may be evidenced by a facsimile or electronically.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CHIASMA (ISRAEL) LTD.

By:	/s/ Mark J. Fitzpatrick
Name:	Mark J. Fitzpatrick
Title:	President & CEO

EXECUTIVE

/s/ Roni Mamluk, Ph.D.
Roni Mamluk, Ph.D.

Chiasma, Inc. hereby guarantees the performance of the Company’s obligations under this Amendment.

CHIASMA, INC.

By:	/s/ Mark J. Fitzpatrick
Name:	Mark J. Fitzpatrick
Title:	President & CEO

[Signature Page to the Amendment to the Employment Agreement]